Exhibit 99.1

Press Release	Source: DigitalNet Holdings, Inc.

DigitalNet Reports Fourth Quarter and 2003 Fiscal Year Results
Wednesday, February 11, 2004 8:00 am ET

HERNDON, Va.—(BUSINESS WIRE)—February 11, 2004—DigitalNet Holdings, Inc. (Nasdaq: DNET), a leading provider of managed network services, information security solutions, and application development and integration services and solutions to U.S. defense, intelligence and civilian federal government agencies, today announced its operating results for the three months and fiscal year ended December 31, 2003 exceeding its previous guidance given in October.  In addition, the Company provided initial guidance for the first quarter 2004 and raised its previously issued guidance for the full year 2004.

Reported Results

•                  Revenues for the fourth quarter 2003 were $89.9 million.

•      Revenues for the fiscal year 2003 were $336.3 million.

•                  Net loss for the fourth quarter was ($11.6) million.

•                  Net loss for the fiscal year 2003 was ($10.8) million.

•                  EBITDA(2) for the fourth quarter 2003 was $0.5 million.

•                  EBITDA(2) for the fiscal year 2003 was $31.9 million.

•                  Basic and diluted loss per share for the fourth quarter 2003 was ($1.01).

•                  Basic and diluted loss per share for the fiscal year 2003 was ($2.32).

•                  Revenues, as adjusted(1) for the fourth quarter 2003 were $78.5 million, an increase of 12.9% over our pro forma 2002 fourth quarter revenues, as adjusted(1) of $69.5 million.

•                  Revenues, as adjusted(1) for the fiscal year 2003 were $291.5 million, an increase of 12.8% over our pro forma fiscal year 2002 revenues, as adjusted(1) of $258.4 million.

•                  EBITDA, as adjusted(3) for the fourth quarter 2003 was $11.4 million, or 14.5% of revenues, as adjusted(1), an increase of 12.8% over our pro forma 2002 fourth quarter EBITDA, as adjusted(3) of $10.1 million, or 14.5% of revenues, as adjusted(1).

•                  EBITDA, as adjusted(3) for the fiscal year 2003 was $43.5 million, or 14.9% of revenues, as adjusted(1), an increase of 17.4% over our pro forma fiscal year 2002 EBITDA, as adjusted(3) of $37.0 million, or 14.3% of revenues, as adjusted(1).

•                  Net income, as adjusted(4) for the fourth quarter 2003 was $4.6 million, an increase of 54.5% over our pro forma 2002 fourth quarter net income, as adjusted(4) of $3.0 million.

•                  Net income, as adjusted(4) for the fiscal year 2003 was $17.9 million, an increase of 84.2% over our pro forma fiscal year 2002 net income, as adjusted(4) of $9.7 million.

•                  Diluted earnings per share, as adjusted(5),(6) for the fourth quarter 2003 was $0.28.

•                  Diluted earnings per share, as adjusted(5),(6)for the fiscal year 2003 was $1.09.

A reconciliation of (i) net income to EBITDA, (ii) revenues, net income and EPS on a U.S. GAAP basis and on an as adjusted basis, and (iii) EBITDA to EBITDA, as adjusted, is provided in the footnotes to the financial tables at the end of this release.

Ken Bajaj, DigitalNet’s Chairman and CEO stated, “Our Company continued its solid execution of our strategy in the fourth quarter which culminated in an exceptional year of operating results for DigitalNet in 2003. We look to further solidify DigitalNet’s position as a leading provider of mission-critical, managed network services and information security solutions to U.S. federal government agencies in 2004.”

Chief Financial Officer Jack Pearlstein added, “2003 was a banner year for DigitalNet. We were successful in accelerating our organic growth rate, added significant backlog through new business wins and completed our IPO in October.”

New Business Wins

The Company won a number of strategic contracts during the fourth quarter valued at up to $60 million. A description of several key awards follows:

•                  Metropolitan Washington Airport Authority (MWAA) Information Systems Services Contract - As the prime contractor, DigitalNet will provide a full range of information technology support services including local area networks, communications, networks, applications and help desk support to approximately 1,300 user accounts in three major locations: MWAA headquarters in Washington, D.C., Ronald Reagan Washington National Airport, and Washington Dulles International Airport. The contract is valued at up to $25.9 million over five years.

•                  Army Korea Theater Network Operations and Security Center (TNOSC) – As the prime contractor, DigitalNet will provide dedicated on-site networking and Information Technology (IT) services consisting of installing, operating, administering and maintaining various network management and security monitoring systems, operating systems and network applications systems installed in the TNOSC. In addition, DigitalNet will implement an Enterprise Management solution to support over 30,000 clients connecting to the Korea Wide Area Network. The contract is worth up to $9.4 million over three years.

•                  Eighth U.S. Army Information Assurance Contract (EUSA) – As the prime contractor, DigitalNet will provide Systems Security and Information Assurance systems security engineering in support of the Eighth United States Army (EUSA) Assistant Chief of Staff of Information Management and the 1st Signal Brigade Regional Chief Information Office (RCIO). DigitalNet will provide the support needed to manage C2 and C4IM systems. The contract is worth up to $3.0 million over three years.

•                  FBI Architectural Engineering Unit Network Support and Engineering Services Contract – As the prime contractor, DigitalNet will provide network operations, server and storage area network support, and additional engineering support for network fine tuning, enhancement and design to the FBI’s Architectural Engineering Unit.  The contract is valued at up to $2.2 million over its initial nine month term.

The Company’s backlog stood at approximately $888 million as of December 31, 2003, an increase of 19.3% from December 31, 2002.  This increase is due to the Company’s contract wins of approximately $450 million in 2003.

Subsequent Events

On February 5, 2004, the Company announced that it entered into an agreement to acquire User Technology Associates, Inc. (“UTA”), an Arlington, VA based federal information technology services provider, for $50.0 million in cash.  UTA provides DigitalNet significant additional presence and further penetration within the Department of Homeland Security, the Department of Justice and the Federal Bureau of Investigation. Closing of the acquisition is subject to normal and customary closing conditions, the novation of UTA’s JPL-TSEP contract to an entity recently formed by the selling shareholder and obtaining necessary regulatory approvals.  The Company expects to complete the acquisition by the end of the first quarter of 2004.  The Company issued an 8-K on February 6, 2004 with further detail on the acquisition.

NASA CSOC Continuation

The Company has agreed to provide labor only on a time-and-materials basis to Lockheed Martin through March 31, 2004 in order to facilitate the transition of the NASA CSOC program to the follow-on contractor.  The Company expects to recognize revenues of approximately $2.5 million during the first quarter of 2004 from this agreement.  This subcontract agreement with Lockheed Martin will end on March 31, 2004.  Consistent with our prior presentation of financial information, the Company plans to exclude the results from this contract from as adjusted financial results.

Company Outlook

The Company has provided below its initial guidance for the first quarter 2004 and its raised guidance for the full year 2004.  The Company’s guidance excludes the results from the pending UTA, Inc. acquisition and from any subsequent acquisitions.  The Company will update its full year guidance upon the successful completion of the UTA, Inc. acquisition and any subsequent acquisition.  The table below summarizes the guidance ranges for the first quarter 2004 and full year 2004.

(Dollars and shares in millions, except per share data)

	Q1 2004	Previous FY2004	Current FY2004
Revenues	$78.0 - $78.5	$319.0 - $322.0	$322.5 - $327.5
Revenues, as adjusted	$75.5 - $76.0	$319.0 - $322.0	$320.0 - $325.0
Net income	$3.1 - $3.3	$13.8 - $14.1	$14.0 - $14.3
Net income, as adjusted	$4.3 - $4.5	$19.0 - $19.4	$19.2 - $19.6
Diluted earnings (loss) per share	$0.19 - $0.20	$0.83 - $0.85	$0.84 - $0.86
Diluted earnings per share, adjusted	$0.26 - $0.27	$1.14 - $1.16	$1.15 - $1.18
Diluted weighted average shares outstanding	16.55	—	16.60

Due to the forward looking nature of the projections of revenue, net income and diluted earnings on an as adjusted basis, information to reconcile such non-GAAP financial measures to the GAAP measures is not available without unreasonable effort. Management does not believe such information is material.

Conference Call Information

The Company has scheduled a conference call for 10 AM E.T. Wednesday, February 11th, 2004 during which management will be making a brief presentation focusing on fourth quarter and full year results, operating trends and its expectations. A question-and-answer session will follow to allow further discussion of the results and the company’s future expectations. Interested parties may listen to the conference call by dialing (800) 901-5213 (U.S./Canada) and (617) 786-2962

(International) and entering the passcode 67669165.  The call will be webcast simultaneously through a link on the DigitalNet website (www.digitalnet.com). A replay of the conference call will be available approximately two hours after the conclusion of the conference call through March 3, 2004 by dialing (888) 286-8010 (U.S./Canada) and (617) 801-6888 (International) and entering the passcode 31783018.

About DigitalNet

DigitalNet builds, integrates and manages enterprise network computing solutions that provide government organizations with sustainable strategic business advantages. With more than 30 years of experience, the Company provides Managed Network Services, Information Security Solutions and Application Development Services and Solutions for the U.S. Department of Defense, U.S. Government civilian agencies and the intelligence community. We are focused on adding value to our clients by increasing network reliability, reducing overall network costs, and rapidly migrating mission critical network computing environments to new technologies.  www.digitalnet.com.

The statements contained in this release which are not historical facts are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward-looking statements. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes,” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: funding decisions of U.S. Government projects; government contract procurement, option exercise and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain qualified employees; the Company’s ability to identify, execute or effectively integrate future acquisitions, including UTA, Inc.; the Company’s ability to successfully raise additional capital; changes to the tax laws relating to the treatment and deductibility of goodwill or any change in tax rates; additional costs related to compliance with the Sarbanes-Oxley Act of 2002, any revised NASDAQ listing standards, SEC rule changes or other corporate governance issues; material changes in laws or regulations applicable to the Company’s business and other risk factors described in the Company’s final IPO prospectus filed with the SEC on October 10, 2003 and available directly from the Commission at www.sec.gov. In addition, the statements in this press release are made as of February 11, 2004. We expect that subsequent events or developments will cause our views to change.  The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to February 11, 2004.

DigitalNet Holdings, Inc.

Consolidated Balance Sheets

(Dollars in Thousands)

	December 31, 2002	December 31, 2003

Assets
Current assets:
Cash and cash equivalents	$3,894	$23,635
Accounts receivable, net	64,023	66,197
Inventory, net	7,803	7,692
Prepaid expenses and other current assets	3,589	9,162
Total current assets	79,309	106,686
Other assets	5,939	8,438
Property and equipment, net	13,222	12,008
Intangible assets, net	188,311	173,128
Total assets	$286,781	$300,260

Liabilities, redeemable convertible securities, and stockholders’ equity
Current liabilities:
Accounts payable	$4,859	$7,621
Accrued expenses	49,941	35,029
Deferred revenues	3,441	5,630
Current portion of long-term debt	48,549	—
Total current liabilities	106,790	48,280
Long-term debt	78,453	81,250
Other liabilities	5,051	11,277

Class A redeemable convertible preferred stock	61,739	—
Class B redeemable convertible preferred stock	33,698	—

Stockholders’ equity	1,050	159,453
Total liabilities, redeemable convertible securities, and stockholders’ equity	$286,781	$300,260

DigitalNet Holdings, Inc.

Consolidated Statements of Operations

(Dollars in Thousands)

	Three months ended December 31,			Year ended December 31,
	2002	2002	2003	2002	2002	2003
	DigitalNet Holdings	Pro forma (i)	DigitalNet Holdings	DigitalNet Holdings	Pro forma (i)	DigitalNet Holdings
		(unaudited)			(unaudited)
Revenues	$ 33,903	$ 93,253	$ 89,867	$ 33,903	$ 367,813	$ 336,261
Costs of revenues	26,951	74,433	71,752	26,951	288,018	266,786
Gross profit	6,952	18,820	18,115	6,952	79,795	69,475

Operating expenses:
Selling, general, and administrative	4,003	8,937	19,324	5,483	35,324	45,188
Acquisition and related expenses	446	446	—	921	921	—
Amortization of intangibles	800	2,649	2,647	800	10,511	10,594
Total operating expenses	5,249	12,032	21,971	7,204	46,756	55,782

Income (loss) from operations	1,703	6,789	(3,856)	(252)	33,039	13,693

Other income (expense):
Interest income	16	298	97	29	1,989	202
Interest expense	(1,517)	(3,167)	(8,526)	(1,517)	(15,126)	(24,293)
Other income (expense)	—	—	3	—	(16)	(37)
Total other income (expense), net	(1,501)	(2,869)	(8,426)	(1,488)	(13,153)	(24,128)

Income (loss) before provision for income taxes	202	3,920	(12,282)	(1,740)	19,886	(10,435)
(Provision) benefit for taxes	(332)	(1,459)	702	(332)	(7,403)	(328)
Net income (loss)	$ (130)	$ 2,461	$ (11,580)	$ (2,072)	$ 12,483	$ (10,763)
Dividends on preferred stock	(11,752)		(3,126)	(11,752)		(7,474)
Net loss attributable to common stockholders	$ (11,882)		$ (14,706)	$ (13,824)		$ (18,237)
Net loss per common share:
Basic and diluted net loss attributable to common stockholders per share	$ (3.18)		$ (1.01)	$ (5.71)		$ (2.32)
Basic and diluted weighted average common shares outstanding	3,737,109		14,561,601	2,421,324		7,845,438

(i) A reconciliation of the statement of operations on a U.S. GAAP basis and on a pro forma basis is provided in the footnotes to the financial tables at the end of this release.

DigitalNet Holdings, Inc.

Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Three months ended December 31,		Year ended December 31,
	2002	2003	2002	2003

Cash flows from operating activities:
Net income (loss)	$(131)	$(11,580)	$(2,072)	$(10,763)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	850	1,733	856	7,672
Loss on sale of equipment	—	—	—	45
Amortization of intangible assets	800	2,647	800	10,594
Premium on redemption of 9% senior notes	—	3,938	—	3,938
Amortization of deferred financing fees	294	1,868	294	8,060
Amortization of discount on debt	51	—	51	898
Amortization of deferred compensation	265	10,856	265	11,546
Deferred income taxes	332	(702)	332	328
Changes in assets and liabilities:
Accounts receivable	(1,447)	(12,730)	(1,447)	(1,379)
Inventory	(1,022)	(163)	(1,022)	112
Prepaid expenses and other assets	(709)	4,748	(688)	(3,469)
Accounts payable and accrued expenses	(1,012)	(1,376)	(220)	1,412
Deferred revenues	97	(2,495)	97	3,214
Other liabilities	232	207	232	629
Net cash (used in) provided by operating activities	(1,400)	(3,049)	(2,522)	32,837

Cash flows from investing activities:
Purchases of property and equipment	(207)	(2,278)	(207)	(7,302)
Proceeds from sale of equipment	—	786	—	796
Net cash collected on behalf of and paid to Getronics Parent	—	(1,981)	—	—
Purchase of DigitalNet Government Solutions, LLC	(178,879)	(159)	(178,879)	(11,937)
Net cash used in investing activities	(179,086)	(3,632)	(179,086)	(18,443)

Cash flows from financing activities:
Proceeds from (repayments) under revolving credit facility	3,900	—	3,900	(3,900)
Proceeds from (repayments) on term loan facility	79,429	—	79,429	(80,000)
Proceeds from (repayments) on subordinated bridge facility	43,622	—	43,622	(44,000)
Proceeds from issuance of 9% senior notes due 2010	—	—	—	125,000
Redemption of 9% senior notes	—	(47,688)	—	(47,688)
Debt issuance costs	(6,236)	(928)	(6,236)	(6,248)
Proceeds from initial public offering, net of offering costs	—	88,156	—	88,156
Proceeds from issuance of warrants	379	—	379	—
Proceeds from issuance of common stock, net of offering costs	12,922	—	13,488	—
Proceeds from issuance of preferred stock, net of offering costs	50,185	—	50,185	—
Purchase of Class B preferred stock	—	(27,000)	—	(27,000)
Payments on management notes receivable	140	848	272	1,027
Net cash provided by financing activities	184,341	13,388	185,039	5,347

Net increase in cash	3,855	6,707	3,431	19,741
Cash and cash equivalents, beginning of period	39	16,928	463	3,894
Cash and cash equivalents, end of period	$3,894	$23,635	$3,894	$23,635

(1)          Revenues, as adjusted, represent revenues, as reported, less revenues derived from our INS/FOS contract and our NASA CSOC contract. Because our performance under the INS/FOS contract ended November 30, 2002 and our performance under the NASA CSOC contract will end on March 31, 2004, management believes that revenues, as adjusted, presents investors with a meaningful depiction of our ongoing business.  A reconciliation of revenues, as reported, to revenues, as adjusted, is as follows (dollars in thousands):

	Three months ended December 31,		Years ended December 31,
	2002	2003	2002	2003
	Pro forma (i)	DigitalNet Holdings	Pro forma (i)	DigitalNet Holdings

Revenues, as reported	$93,253	$89,867	$367,813	$336,261
Less:
INS/FOS contract	11,067	—	60,147	—
NASA CSOC contract	12,650	11,392	49,257	44,749
Revenues, as adjusted	$69,536	$78,475	$258,409	$291,512

(2)          EBITDA is defined as net income (loss), as reported, plus interest, income taxes, depreciation and amortization. Our method of computation may or may not be comparable to other similarly titled measures used by other companies. EBITDA is presented because we believe EBITDA is a meaningful indicator that can be used by investors to analyze and compare our operating performance to the operating performance of other companies. However, EBITDA should not be construed as an alternative to net income (loss) as determined in accordance with accounting principles generally accepted in the United States as an indicator of operating performance or as an alternative to cash flows as a measure of liquidity. A reconciliation of net income (loss), as reported, to EBITDA is as follows (dollars in thousands):

	Three months ended December 31,		Years ended December 31,
	2002	2003	2002	2003
	Pro forma (i)	DigitalNet Holdings	Pro forma (i)	DigitalNet Holdings

Net income (loss), as reported	$2,461	$(11,580)	$12,483	$(10,763)
Plus:
Interest, net	2,869	8,429	13,137	24,091
Income taxes	1,459	(702)	7,403	328
Depreciation	2,569	1,733	8,691	7,672
Amortization	2,649	2,647	10,511	10,594
EBITDA	$12,006	$527	$52,225	$31,922

(3)          EBITDA, as adjusted, represents EBITDA as set forth above, less gross profit associated with our INS/FOS contract and our NASA CSOC contract, plus stock-based compensation and acquisition and related expenses. Our method of computation may or may not be comparable to other similarly titled measures used by other companies. EBITDA, as adjusted, should not be construed as either an alternative to net income, as determined in accordance with accounting principles generally accepted in the United States as an indicator of operating performance or as an alternative to cash flows as a measure of liquidity. Gross profit associated with our INS/FOS contract and our NASA CSOC contract represents the amount by which revenues associated with these contracts exceeds the costs of revenues associated with these contracts. Because our performance under the INS/FOS contract ended November 30, 2002 and our performance under the NASA CSOC contract will end on March 31, 2004, management believes that EBITDA, as adjusted, presents investors with a meaningful depiction of our ongoing business. We have also excluded stock-based compensation from EBITDA, as adjusted, because our predecessor did not incur similar expenses due to the nature of its ownership and management believes that such presentation provides greater comparability for our results of operations to the prior periods presented on a pro forma basis which includes our predecessor. In addition, we have excluded acquisition and related expenses from EBITDA, as adjusted, because management believes that such expenses were non-recurring as they relate to transactions in the period prior to or concurrent with the commencement of substantive operations upon the acquisition of our predecessor.  A reconciliation of EBITDA to EBITDA, as adjusted, is as follows (dollars in thousands):

	Three months ended December 31,		Years ended December 31,
	2002	2003	2002	2003
	Pro forma (i)	DigitalNet Holdings	Pro forma (i)	DigitalNet Holdings

EBITDA	$12,006	$527	$52,225	$31,922

Less:
INS/FOS contract gross margin	(2,630)	—	(16,393)	—
NASA CSOC contract gross margin	—	—	—	—
Plus:
Stock-based compensation	265	10,856	265	11,546
Acquisition and related expenses	446	—	921	—
EBITDA, as adjusted	$10,087	$11,383	$37,018	$43,468

(4)          Net income, as adjusted, represents net income (loss), as reported, less gross profit, associated with our INS/FOS contract and our NASA CSOC contract, plus stock-based compensation, acquisition and related expenses, amortization of intangibles, and interest related to debt retired with the proceeds of the IPO or the sale of 9% senior notes. Our method of computation may or may not be comparable to other similarly titled measures used by other companies. Net income, as adjusted, should not be construed as an alternative to net income, as determined in accordance with accounting principles generally accepted in the United States. Gross profit, associated with our INS/FOS contract and our NASA CSOC contract represents the amount by which revenues associated with these contracts exceeds the costs of revenues associated with these contracts. Because our performance under the INS/FOS contract ended November 30, 2002 and our performance under the NASA CSOC contract will end on March 31, 2004, management believes that net income, as adjusted, presents investors with a meaningful depiction of our ongoing business. We have also excluded stock-based compensation and amortization of intangibles from net income, as adjusted, because our predecessor did not incur similar expenses and management believes that such presentation provides greater comparability for our results of operations to the prior periods presented on a pro forma basis which includes our predecessor.  In addition, we have excluded acquisition and related expenses from EBITDA, as adjusted, because management believes that such expenses were non-recurring as they relate to transactions in the period prior to or concurrent with the commencement of substantive operations upon the acquisition of our prdecessor.  We have also excluded interest expense, including the write-off of deferred financing costs and debt discounts, related to debt retired with the proceeds of the IPO or the sale of 9% senior notes because such elimination reflects the effect of the Company’s current capital structure after consummation of the 2003 refinancing transactions.  A reconciliation of net income to net income, as adjusted, is as follows (dollars in thousands):

	Three months ended December 31,		Years ended December 31,
	2002	2003	2002	2003
	Pro forma (i)	DigitalNet Holdings	Pro forma (i)	DigitalNet Holdings

Net income (loss), as reported	$2,461	$(11,580)	$12,483	$(10,763)

Less:
INS/FOS contract gross margin	(2,630)	—	(16,393)	—
NASA CSOC Contract gross margin	—	—	—	—
Plus:
Stock-based compensation	265	10,856	265	11,546
Acquisition and related expenses	446	—	921	—
Amortization	2,649	2,647	10,511	10,594
Interest on retired debt	—	6,377	—	17,638
Net income tax effect at an assumed rate of 39%	(182)	(3,653)	1,935	(11,105)
Net income, as adjusted	$3,008	$4,646	$9,722	$17,910

(5)          The diluted weighted average common shares outstanding, as adjusted, reflects the following: a) shares of common stock issued in connection with the IPO, as if the offering was consummated on January 1, 2003, b) shares of common stock issued in connection with the conversion of the Class A Preferred Stock, including accrued dividends, upon the consummation of the IPO, as if the shares were issued on January 1, 2003, c) shares of carried stock, reserved stock, and restricted stock that vested upon the IPO with assumed vesting on January 1, 2003, d) the treasury stock effect of warrants to purchase 94,868 shares of common stock, and e) the treasury stock effect of  311,125 options to purchase common stock that were granted in 2003.  We have presented diluted weighted average common shares outstanding, as adjusted, to show the effect on earnings per share of the Company’s current capital structure after consummation of the refinancing transactions related to the IPO and the sale of 9% senior notes due 2010.  A reconciliation of the historical basic and diluted weighted average common shares outstanding to the diluted weighted average common shares outstanding, as adjusted, is as follows:

	Three months ended December 31, 2003	Year ended December 31, 2003
Historical basic and diluted weighted average common shares outstanding	14,561,601	7,845,438
Common stock issued in IPO	937,500	4,536,986
Conversion of the Class A Preferred Stock at IPO	620,728	3,003,984
Common stock vested upon IPO	170,329	903,750
Treasury stock effect of warrants	94,819	94,798
Treasury stock effect of options	78,083	20,251
Diluted weighted average common shares outstanding, as adjusted	16,463,060	16,405,207

(6)          The diluted earnings per share, as adjusted, is computed by dividing net income, as adjusted, by the diluted weighted average common shares outstanding, as adjusted, during the period. The following details the computation of the diluted earnings per share, as adjusted, (dollars in thousands, except per share data):

	Three months ended December 31, 2003	Year ended December 31, 2003

Net income, as adjusted	$4,646	$17,910

Diluted weighted average common shares outstanding, as adjusted	16,463,060	16,405,207

Diluted earnings per share, as adjusted	$0.28	$1.09

(i) A reconciliation of the statement of operations on a U.S. GAAP basis and on a pro forma basis is provided in the footnotes to the financial tables at the end of this release.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

On November 26, 2002, we acquired all of the membership interests of DigitalNet Government Solutions, LLC (DGS, formerly Getronics Government Solutions, L.L.C.). The DGS results of operations have been included in our consolidated statement of operations for the year ended December 31, 2002 from the date of acquisition. Our pro forma results for the year ended December 31, 2002 presented below represent our pro forma statement of operations giving effect to the acquisition of our predecessor, Getronics Government Solutions, L.L.C. and the related financing transactions as if such transactions had occurred on January 1, 2002. Although this approach is not consistent with generally accepted accounting principles, we believe it is the most practical way to compare our 2003 results of operations to 2002.

Unaudited Pro Forma Consolidated Statement of Operations
(Dollars in Thousands)

	DigitalNet historical for the year ended December 31, 2002	DigitalNet Government Solutions, LLC historical for the period from January 1, 2002 through November 25, 2002	Acqusition and related financing adjustments		Pro forma for the year ended December 31, 2002

Revenues	$33,903	$333,910	$—		$367,813
Costs of revenues	26,951	262,389	(1,322	)(A)	288,018
Gross profit	6,952	71,521	1,322		79,795

Operating expenses:
Selling, general, and administrative	5,483	30,407	(566	)(A)	35,324
Acquisition and related expenses	921	—	—		921
Amortization of intangibles	800	—	9,711	(B)	10,511
Total operating expenses	7,204	30,407	9,145		46,756

Income (loss) from operations	(252)	41,114	(7,823)		33,039

Other income and (expense):
Interest income	29	1,960	—		1,989
Interest expense	(1,517)	—	(13,609	)(C)	(15,126)
Other expense	—	(16)	—		(16)
Total other income (expense), net	(1,488)	1,944	(13,609)		(13,153)

Income (loss) before provision for income taxes	(1,740)	43,058	(21,432)		19,886
(Provision) benefit for taxes	(332)	(16,245)	9,174	(D)	(7,403)
Net (loss) income	$(2,072)	$26,813	$(12,258)		$12,483

	DigitlaNet historical for the three months ended December 31, 2002	DigitlaNet Government Solutions, LLC historical for the period from October 1, 2002 through November 25, 2002	Acqusition and related financing adjustments		Pro forma for three months ended Decemebr 31, 2002

Revenues	$33,903	$59,350	$—		$93,253
Costs of revenues	26,951	47,705	(223	)(A)	74,433
Gross profit	6,952	11,645	223		18,820

Operating expenses:
Selling, general, and administrative	4,003	5,029	(95	)(A)	8,937
Acquisition and related expenses	446	—	—		446
Amortization of intangibles	800	—	1,849	(B)	2,649
Total operating expenses	5,249	5,029	1,754		12,032

Income from operations	1,703	6,616	(1,531)		6,789

Other income and (expense):
Interest income	16	282	0		298
Interest expense	(1,517)	—	(1,650	)(C)	(3,167)
Other expense	—	—	—		—
Total other income (expense), net	(1,501)	282	(1,650)		(2,869)

Income (loss) before provision for income taxes	202	6,898	(3,181)		3,920
(Provision) benefit for taxes	(332)	(2,603)	1,476	(D)	(1,459)
Net (loss) income	$(130)	$4,295	$(1,705)		$2,461

(A)      Reflects the elimination of the pension and post-retirement medical and life insurance expense recognized by DGS in its historical financial statements.  Immediately prior to the acquisition, DGS transferred all liabiliites and assets related to these plans to its former parent, GetronicsWang Co.,LLC.

(B)        Reflects amortization of identifiable intangible assets resulting from the allocation of the DGS purchase price.

(C)        Reflects additional interest expense on the indebtedness incurred to finance the acquisition of DGS.

(D)       Reflects the incremental (provision) benefit for state and federal income taxes.

Investor Relations Contact:
Joe Cormier, DigitalNet
(703) 563-7703
joe.cormier@digitalnet.com